Registration No. 333-_________

      As filed with the Securities and Exchange Commission on March 8, 2004
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                          BENTLEY PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                                                 59-1513162
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                           Identification No.)

  Bentley Park, 2 Holland Way, Exeter, NH                  03833
  (Address of Principal Executive Offices)                 (Zip Code)

                         2001 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                 James R. Murphy
                 Chairman, President and Chief Executive Officer
                          Bentley Pharmaceuticals, Inc.
                                  Bentley Park
                                  2 Holland Way
                                Exeter, NH 03833
                     (Name and address of agent for service)

                                 (603) 658-6100
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Jordan A. Horvath, Esq.
                       Vice President and General Counsel
                          Bentley Pharmaceuticals, Inc.
                                  Bentley Park
                                  2 Holland Way
                                Exeter, NH 03833
                                 (212) 874-4110

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                 Proposed            Proposed
Title of                                    Amount               maximum             maximum
securities                                  to be                price per           offering          Registration
to be registered                            registered(1)        share               price             fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.02 par value per share        842,900         (2)$10.89          (2)$9,179,181          (2)$1,163
Common Stock, $.02 par value per share        397,500            $13.30             $5,286,750               $670
Common Stock, $.02 par value per share        204,600            $10.04             $2,054,184               $260
Common Stock, $.02 par value per share          5,000            $10.38                $51,900                 $7
Common Stock, $.02 par value per share         25,000            $11.28               $282,000                $36
Common Stock, $.02 par value per share         15,000            $13.75               $206,250                $26
Common Stock, $.02 par value per share         10,000           $15.825               $158,250                $20

TOTAL                                                                                                      $2,182

--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2001 Employee Stock Option Plan.

(2) The price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c); based on the average of the high and low prices for the Common Stock as reported on the American Stock Exchange on March 2, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Sections 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents heretofore filed by Bentley Pharmaceuticals, Inc. (the "Company" or the "Registrant") with the Securities and Exchange
Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) the Company's Report on Form 10-K for the year ended December 31, 2003;

         (b) the  Company's  Current  Report on Form 8-K filed on  February  18,
2004;

         (c) the Company's Current Report on Form 8-K filed on February 27, 2004; and

         (d) the description of the Company's Common Stock contained in the Company's Amendment No. 1 to its Registration Statement on Form 8-A/A filed with the Commission on October 29, 1999.

         All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Jordan A. Horvath, General Counsel of the Company, is rendering an opinion on the validity of the securities registered hereunder and is eligible to be and has been granted options to purchase shares of Common Stock under the 2001 Employee Stock Option Plan.

Item 6. Indemnification of Directors and Officers.

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Under the DGCL, the directors have a fiduciary duty to the Company which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Company has obtained liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL,  or (iv) for any  transaction  from which the  director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Company shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

         In addition, the Company has insurance policies with Admiral Insurance Company and Zurich American Insurance Company in the aggregate amount of $10,000,000 with respect to potential liabilities of its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers and controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered for resale, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

                  Not applicable.

Item 8. Exhibits.


       Number                       Description of Exhibit
       ------                       ----------------------

        *4.1 Company's 2001 Employee Stock Option Plan, restated to include all amendments thereto

        *5.1  Opinion of Jordan A. Horvath, counsel to the Company

       *23.1  Independent Auditors' Consent

       *23.2  Consent of Jordan A. Horvath (included in exhibit 5.1 hereto)

       *24.1  Power of Attorney (included in signature page)

------------------------------
*Filed herewith

Item 9. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exeter, New Hampshire, on the 4th day of March, 2004.


                                              BENTLEY PHARMACEUTICALS, INC.


                                              By: /S/ JAMES R. MURPHY
                                                  ------------------------------
                                                  James R. Murphy
                                                  Chairman, President and Chief
                                                  Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Murphy, Michael D. Price and Jordan A. Horvath and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of March, 2004.

Signature                         Title
---------                         -----

/S/ JAMES R. MURPHY               Chairman,  President, Chief Executive Officer
---------------------------       and Director (principal executive officer)
James R. Murphy

/S/ MICHAEL MCGOVERN              Vice Chairman and Director
---------------------------
Michael McGovern

/S/ ROBERT M. STOTE               Senior Vice President, Chief Science Officer
---------------------------       and Director
Robert M. Stote

/S/ MICHAEL D. PRICE              Vice President, Chief Financial Officer,
---------------------------       Treasurer, Secretary and Director (principal
Michael D. Price                  financial and accounting officer)

/S/ ROBERT J. GYURIK              Vice President of Pharmaceutical Development
---------------------------       and Director
Robert J. Gyurik

/S/ CHARLES L. BOLLING            Director
---------------------------
Charles L. Bolling

/S/ MIGUEL FERNANDEZ              Director
---------------------------
Miguel Fernandez

/S/WILLIAM A. PACKER              Director
---------------------------
William A. Packer

/S/ JOHN W. SPIEGEL               Director
---------------------------
John W. Spiegel

                                  EXHIBIT INDEX



      Number                       Description of Exhibit
      ------                       ----------------------

        *4.1 Company's 2001 Employee Stock Option Plan, restated to include all amendments thereto.

        *5.1  Opinion of Jordan A. Horvath, counsel to the Company

       *23.1  Independent Auditors' Consent

       *23.2  Consent of Jordan A. Horvath (included in exhibit 5.1 hereto)

       *24.1  Power of Attorney (included in signature page)

-----------------------
*Filed herewith